Exhibit 99.4

KLIPISCH GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

February 28, 2011

(Unaudited)

Audiovox Corporation

KLIPSCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE EIGHT MONTHS ENDED FEBRUARY 28, 2011 AND 2010
(Unaudited)

	2011	2010

NET SALES	$119,833,547	$112,754,702

COST OF GOODS SOLD	68,130,157	61,371,186

Gross Margin	51,703,390	51,383,516

OPERATING EXPENSES:
Selling, general and administrative expenses	38,734,968	35,194,122
Total Operating Expenses	38,734,968	35,194,122

Operating Income	12,968,422	16,189,394

OTHER EXPENSE
Interest expense	(994,404)	(3,040,741)
Foreign currency transaction (losses) gains	(148,385)	509,718
Other expense	(278,006)	(706,824)
Total Other Expense	(1,420,795)	(3,237,847)

Income Before Income Taxes	11,547,627	12,951,547

INCOME TAX PROVISION (BENEFIT) (Note 3)	5,279,712	(7,285,221)
NET INCOME	$6,267,915	$20,236,768

See accompanying notes.

KLIPSCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
February 28, 2011
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$10,808,313
Accounts receivable, less allowance for cash discounts ($299,240) and doubtful accounts ($115,786)	28,613,688
Inventories (Note 1)	30,166,919
Prepaid expenses and other current assets	717,169
Income tax receivable	1,747,909
Deferred income tax	1,481,440
Total Current Assets	73,535,438

PROPERTY, PLANT AND EQUIPMENT
Land	218,485
Buildings and improvements	6,201,755
Furniture, fixtures and equipment	18,310,093
Equipment not yet placed in service	51,338
24,781,671
Less: Accumulated depreciation	18,934,896
Total Property, Plant and Equipment, net	5,846,775

OTHER ASSETS
Goodwill (Note 4)	4,278,144
Intangible assets, net (Note 4)	8,224,625
Deferred income taxes	2,892,443
Other	139,938
Total Other Assets	15,535,150
TOTAL ASSETS	$94,917,363

See accompanying notes.

KLIPSCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
February 28, 2011
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt (Note 2)	$2,151,436
Trade accounts payable	15,796,149
Accrued expenses	12,766,039
Income taxes payable	2,881,830
Total Current Liabilities	33,595,454

LONG-TERM DEBT:
Non-related parties (Note 2)	936,511
Related party (Note 2)	9,000,000

DEFERRED INCOME TAX	1,000,994
Total Liabilities	44,532,959

STOCKHOLDERS' EQUITY
Convertible Preferred Stock (1,611,730 shares authorized, 1,434,625 shares issued and outstanding, original issue price of $52,250,191 less issuance costs)	50,769,173
Common Stock, no par value:
voting - 4,249,100 shares authorized, 171,198 shares issued and outstanding	—
non-voting - 3,824,190 shares authorized, 1,540,779 shares issued and outstanding	—
Retained earnings	1,456,523
Accumulated other comprehensive loss	(1,760,455)
50,465,241
Less: Receivable from stockholders	(80,837)
Total Stockholders' Equity	50,384,404
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$94,917,363

See accompanying notes.

KLIPSCH GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Eight Months Ended February 28, 2011 and 2010
(Unaudited)

	2011	2010
OPERATING ACTIVITIES
Net income	$6,267,915	$20,236,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,425,767	2,220,334
Amortization	328,361	366,355
Deferred income taxes	3,078,315	(6,044,486)
Provision for doubtful accounts	(1,016,155)	(2,176,445)
Provision for excess and obsolete inventory	(1,407,001)	(1,582,978)
Loss on disposition of assets	126,793	33,772
	8,803,995	13,053,320
(Increase) decrease in certain current assets:
Accounts receivable-trade	(2,317,562)	3,156,392
Inventories	287,902	12,187,287
Income taxes receivable	1,695,104	(3,060,588)
Prepaid expenses and other assets	1,251,017	700,519
(Decrease) increase in certain current liabilities:
Trade accounts payable and accrued expenses	(2,053,508)	(6,240,824)
Income taxes payable	(1,084,538)	1,321,543
Net Cash Provided by Operating Activities	6,582,410	21,117,649

INVESTING ACTIVITIES
Decrease (increase) in other long term assets	22,577	(658,000)
Decrease in notes receivable-related party	2,859	1,810
Purchases of property, plant and equipment	(471,265)	(167,287)
Net Cash Used In Investing Activities	(445,829)	(823,477)

FINANCING ACTIVITIES
Proceeds from long-term borrowings and line of credit	88,228,775	71,827,686
Principal payments on long-term borrowings and line of credit	(91,443,990)	(89,229,647)
Payments received from stockholders for common stock	21,671	20,503
Net Cash Used in Financing Activities	(3,193,544)	(17,381,458)

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	1,204,798	(527,305)
NET INCREASE IN CASH	4,147,835	2,385,409
CASH
Beginning of Year	6,660,478	3,123,089
End of Year	$10,808,313	$5,508,498
SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$1,133,444	$2,421,036
Income taxes	4,403,454	4,151,950

See accompanying notes.

KLIPSCH GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Klipsch Group, Inc. (the Company) has four wholly owned subsidiaries: Klipsch, L.L.C. (Klipsch), Audio Products International, Corp. (API), Klipsch Asia/Pacific Holdings (China), and Jamo US (Jamo). The Company designs, manufactures and distributes high-quality loudspeakers for audio, multi-media and home theater applications. The Company's subsidiary in China is nonoperational. Klipsch conducts its European operations (primarily sales and distribution) through Klipsch Europe, B.V., a wholly -owned subsidiary of Klipsch, which is headquartered in the Netherlands.

Basis of Presentation: The Company's interim condensed consolidated financial statements include the accounts of Klipsch Group, Inc. and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated. Reference to the Company throughout this report relates to the consolidated entity.

The interim financial statements for the eight months ended February 28, 2011 and 2010 are unaudited and have been prepared on the same basis as the audited consolidated financial statements. These interim condensed consolidated financial statements have not been reviewed by the Company's independent accountants. The financial statements contained in this report do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America (“GAAP”) for audited financial statements. In the opinion of management, the unaudited information includes all adjustments (consisting of normal recurring adjustments) necessary for the fair presentation of the interim financial statements. Accordingly, these statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto contained within this Form 8-K/A.

Receivables and Credit Polices: The Company grants credit to its customers, who are primarily retailers and distributors in the home electronics industry, located both domestically and internationally. Domestic accounts receivable are uncollateralized customer obligations due under normal trade terms, which average 60 days. Certain international accounts receivable are insured up to their credit limit. Accounts receivable are stated at the amount billed to the customer less the anticipated earned discount.

The carrying amount of accounts receivable is reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. Management reviews all past due accounts receivable balances, and, based on an assessment of the current creditworthiness, estimates the portion, if any, of the accounts that will not be collected. Additionally, management applies an estimate of the entire accounts receivable balance to compute a general allowance covering those amounts.

The Company had one major customer that represented 25% of the Company's accounts receivable at February 28, 2011. Additionally, approximately 21% and 27% of the Company's net sales during the eight months ended February 28, 2011 and 2010, respectively, were to one customer.

Inventories: Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventories consisted of the following at February 28, 2011:

Finished goods	$24,876,395
Work in process	256,403
Raw materials	4,952,073
Supplies	82,048
$30,166,919

The Company periodically evaluates its inventories for excess quantities and obsolescence. This evaluation includes analyses of sales levels by product and projections of future demand. If future demand or market conditions are less favorable than the Company's projections, inventory write-downs may be required.

The Company is dependent on six major vendors for the outsourced production of its inventory. A loss of one of these vendors or disruption in the supply of the product could have a material adverse effect on the Company's operating results. These suppliers have provided extended payment terms to the Company. To the extent these terms are changed or terminated, there could be a material impact to the Company.

NOTE 2 - DEBT AND CREDIT ARRANGEMENTS

Long-term debt consists of the following at February 28, 2011:

Revolving loan	$—
Term loan	1,750,000
Related party	9,000,000
Other long-term financing at various rates, due at various dates through 2017	1,337,947
12,087,947
Less: current maturities	2,151,436
$9,936,511

On March 12, 2009, the Company negotiated amendments to its bank facility and junior debt agreements. The amendments changed the maturity date of the junior debt to April 22, 2010, reduced the maximum borrowing availability on the revolving line of credit to $45 million and amended certain financial covenants for the period ended March 31, 2009 and thereafter. In connection with these amendments, the Company also entered into subordinated notes payable with certain stockholders for $3,000,000, the proceeds of which were used to pay down debt. On March 19, 2010, the Company negotiated a second amendment to its bank facility and junior debt agreements. The amendment reduced the maximum borrowing availability on the revolving line of credit to $27.5 million with a new maturity date of June 30, 2012 and amended certain financial covenants for the period ended March 31, 2010 and thereafter. The term loan was increased to $6.0 million with a new amortization schedule over an 18-month period. The junior debt was paid with the proceeds from the revolving loan and the term debt.

Bank Facility:

Revolving Loan: The Company's revolving loan is with a syndicate of banks, limited to the lesser of (1) $60 million less letter of credit obligations or the sum of (a) 85% of eligible accounts receivable at such time, plus (b) the lesser of (i) for the months of March through September, inclusive, of each year, 75% (and for all other months, 85%) of the eligible inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time and (ii) the product of, for the months of March through September, inclusive, of each year, 85% (and for all other months, 90%) multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the administrative agent multiplied by the eligible inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, minus (c) reserves. As of February 28, 2011, the Company had a $500,000 letter of credit related to leased office space. There are no other letter-of-credit obligations as of February 28, 2011. Interest rates and payment dates are variable based upon interest rate and term options selected by management. The interest rate at February 28, 2011 on outstanding revolving credit borrowings was 4.50% (prime plus 1.25% spread). At February 28, 2011, the Company had $23.5 million of available borrowings under its revolving loan.

Term Loan: The Company's term loan was initially for a period of two years and required monthly principal payments of $138,889. The March 19, 2010 amendment changed the term loan amount to $6.0 million. The amendment extended the maturity date of the loan to October 1, 2011, or a period of 18 months, and requires monthly principal payments of $250,000, plus an additional five quarterly payments of $300,000 beginning September 1, 2010. The Company is permitted to make prepayments up to $2.0 million. The interest rate is variable based upon interest rate and term options selected by management. The interest rate at February 28, 2011 was 6.75% (prime plus 3.50% spread) on outstanding term borrowings.

Substantially all of the Company's assets serve as collateral for the bank credit facility. The agreement requires the Company to maintain various quarterly and annual covenants. As of February 28, 2011, the Company was in compliance with its financial covenants.

The Company has notes payable to related parties as of February 28, 2011. Principal and unpaid interest is due on these notes payable on September 30, 2012. Related party notes consist of the following at February 28, 2011:

Due to certain stockholders (3.25% - 10.00%)	$6,000,000
Due to preferred stockholder (3.25% )	3,000,000
$9,000,000

The Company expensed interest on related party notes payable totaling approximately $843,306 and $1,159,016 for the eight months ended February 28, 2011 and 2010, respectively.

NOTE 3 - INCOME TAXES

The Company's provision for income taxes consists of U.S. and foreign taxes in amounts necessary to align the Company's year-to-date provision for income taxes with the effective tax rate that the Company expects to achieve for the full year.

For the eight months ended February 28, 2011, the Company recorded a provision for income taxes of $5,279,712 which consisted of U.S federal, state and local and foreign taxes. The difference between the Company's effective tax rate and statutory tax rate is primarily related to the impact of state and local taxes and the resolution of various foreign tax jurisdictional items in connection with the filing of various foreign tax returns.

For the eight months ended February 28, 2010, the Company recorded a benefit for income taxes of $7,285,221 which consisted of U.S federal, state and local and foreign taxes.  The difference between the Company's effective tax rate and statutory tax rate is primarily related to the reversal of the Company's valuation allowance as its deferred tax assets became realizable on a more-likely-than-not basis based on current operating results and forecasts of earnings coupled with the Company's ability to carryback taxable losses generated in Fiscal 2009 as permitted by the Worker Home Ownership and Business Assistance Act of 2009.

NOTE 4 - INTANGIBLE ASSETS

Following is a summary of intangible assets subject to amortization at February 28, 2011:

	Gross Amount	Accumulated Amortization

Patents	$2,735,155	$870,865
Non-compete agreement	35,576	32,315
Custom Craft trade name	10,000	7,224
Customer list and distribution channel	4,749,930	1,712,874
	$7,530,661	$2,623,278

During fiscal year 2010, in an effort to consolidate product lines, the Company decided to discontinue the Athena brand products. This was considered a triggering event and required the testing for impairment of the carrying value of the Athena trademark. As a result of this testing, the Company recorded a trademark impairment charge of $791,566. This charge was based on the excess of carrying value over the estimated fair value. The trademark impairment charge is reflected as a decrease in the carrying value of the trademarks in the consolidated balance sheet at February 28, 2011.

At February 28, 2011, intangible assets not subject to amortization include the Jamo, Mirage and Energy trade names totaling $3,317,242 and goodwill related to the acquisition of API of $4,278,144.

NOTE 5 - STOCKHOLDERS' EQUITY

Preferred Stock:

Conversion Features

The Company's preferred stock is convertible at the holders' option into common stock at a rate of 0.10 share of voting common stock and 0.90 non-voting common stock for every 1 share of preferred stock.

Redemption

At the earlier of October 1, 2010 or the occurrence of conditions described in Section 6 of the “Major Holder Agreement,” at the election of the preferred stockholder, a process can begin that over time could cause the Company to redeem all of the outstanding shares of the preferred stock. The preferred stockholder has the right to compel the Company to initiate an orderly process for liquidity if the right is exercised. Upon completion of a required valuation, the Company shall have the option of 1) redemption of the preferred stock or 2) affect a sale of the Company.

Liquidation

In the event of the occurrence of any “liquidation event,” as defined, the Company's preferred stockholders are entitled to receive an amount per share of preferred stock held by them equal to the greater of (1) the amount the preferred stockholders would be entitled to receive on an “as-to- converted-common stock basis” or (2) the sum of (A) the $32.42 per share price and (B) all declared but unpaid dividends on the preferred stock.

This amount is to be paid to the preferred stockholders prior to any amount paid to the common stockholders.

Voting

The Company's preferred stockholders are entitled to voting rights. The number of votes equals the number of shares of voting common stock into which the preferred stock held by such holder could be converted into as of the record date.

Receivable from Stockholders

At February 28, 2011, the Company had notes receivable due from certain of the Company's executives for the purchase of common stock totaling approximately $80,837, bearing interest at the prime rate, as defined, plus 0.50%, which were due in December 2010. Such notes are reflected as a reduction of stockholders' equity.

NOTE 6 - STOCK OPTION PLAN

During the year ended June 30, 2009, the Company approved the 2008 Stock Option Plan (the 2008 Plan) whereby 54,000 shares of non-voting common stock were authorized and reserved. The 2008 Plan is available to key employees, directors and consultants of the Company as determined by the Board of Directors. The 2008 Plan allows the holder of the option to purchase common stock at an exercise price of $14.89. The Company granted stock options under the 2008 Plan on July 1, 2008. The estimated fair market value of the Company's common stock at the date of the grant was equal to the exercise price; therefore, the Company has elected to account for its employee stock options granted under the intrinsic-value method. Accordingly, no compensation expense has been recognized for options granted to employees. Options under the 2008 Plan generally vest ratably in three years or three years or less.

In the event certain options are exercised, pursuant to its agreement with the preferred stockholders, the Company is obligated to purchase converted preferred stock, at a price per share equal to the exercise price of the option. The purchased preferred shares will be sold to the optionee in connection with the options.

The Company's stock option activity and related information is summarized as follows:

	Non-voting Common	Voting Common	Weighted Average Exercise Price

Outstanding at February 28, 2011	180,575	16,118	$29.36

The following table summarizes information about the fixed price stock options outstanding at February 28, 2011:

	Options Outstanding at February 28, 2011	Weighted Average Remaining Contractual Life
Exercise Prices
$32.42	142,693	3.8 years
$14.89	54,000	7.2 years
Outstanding at February 28, 2011	196,693

At February 28, 2011, all options outstanding were exercisable.

NOTE 7 - CONTINGENCIES

The Company is subject to lawsuits and claims arising out of the normal conduct of its business. In management's opinion, the ultimate outcome of the lawsuits and claims will not have an adverse effect on the Company's consolidated financial position or the results of its operations.

NOTE 8- SUBSEQUENT EVENT

On March 1, 2011, the Company was acquired by Audiovox Corporation and became a wholly-owned subsidiary of Audiovox.

Audiovox paid the stockholders of the Company total consideration of approximately $167,639,000 at closing, which consisted of a purchase price of $166,000,000 plus a working capital adjustment of $1,639,000. As part of the transaction, the Company repaid amounts due under its revolving credit facility and related party debt totaling $11,151,436 and the remaining outstanding stock options of 196,693 shares were exercised. Additionally, 1,450,557 shares of convertible preferred stock were redeemed for approximately $69,494,000.